[ARTICLE]     UT
[LEGEND]      THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
              FROM THE CONSOLIDATED BALANCE SHEET AND RELATED CONSOLIDATED
              STATEMENTS OF INCOME, RETAINED EARNINGS AND CASH FLOWS OF NEW
              ENGLAND ELECTRIC SYSTEM, AND IS QUALIFIED IN ITS ENTIRETY BY
              REFERENCE TO SUCH FINANCIAL STATEMENTS.
[/LEGEND]
[MULTIPLIER]  1,000

[FISCAL-YEAR-END]                           DEC-31-1995
[PERIOD-END]                                SEP-30-1995
[PERIOD-TYPE]                                    12-MOS
[BOOK-VALUE]                                   PER-BOOK
[TOTAL-NET-UTILITY-PLANT]                     3,834,159
[OTHER-PROPERTY-AND-INVEST]                     385,374
[TOTAL-CURRENT-ASSETS]                          501,419
[TOTAL-DEFERRED-CHARGES]                        426,849  <F1>
[OTHER-ASSETS]                                        0
[TOTAL-ASSETS]                                5,147,801
[COMMON]                                         64,970
[CAPITAL-SURPLUS-PAID-IN]                       736,823
[RETAINED-EARNINGS]                             820,090
[TOTAL-COMMON-STOCKHOLDERS-EQ]                1,620,367  <F4>
[PREFERRED-MANDATORY]                                 0
[PREFERRED]                                     147,016  <F2>
[LONG-TERM-DEBT-NET]                          1,639,356
[SHORT-TERM-NOTES]                              192,600  <F3>
[LONG-TERM-NOTES-PAYABLE]                             0
[COMMERCIAL-PAPER-OBLIGATIONS]                        0
[LONG-TERM-DEBT-CURRENT-PORT]                    22,520
[PREFERRED-STOCK-CURRENT]                             0
[CAPITAL-LEASE-OBLIGATIONS]                           0
[LEASES-CURRENT]                                      0
[OTHER-ITEMS-CAPITAL-AND-LIAB]                1,525,942
[TOT-CAPITALIZATION-AND-LIAB]                 5,147,801
[GROSS-OPERATING-REVENUE]                     2,248,401
[INCOME-TAX-EXPENSE]                            117,670
[OTHER-OPERATING-EXPENSES]                    1,832,580
[TOTAL-OPERATING-EXPENSES]                    1,950,250
[OPERATING-INCOME-LOSS]                         298,151
[OTHER-INCOME-NET]                               17,752
[INCOME-BEFORE-INTEREST-EXPEN]                  315,903
[TOTAL-INTEREST-EXPENSE]                        106,751
[NET-INCOME]                                    192,731
[PREFERRED-STOCK-DIVIDENDS]                       8,689  <F2>
[EARNINGS-AVAILABLE-FOR-COMM]                   192,731
[COMMON-STOCK-DIVIDENDS]                        151,326
[TOTAL-INTEREST-ON-BONDS]                       105,284
[CASH-FLOW-OPERATIONS]                          401,167
[EPS-PRIMARY]                                     $2.97
[EPS-DILUTED]                                     $2.97

<F1> Total deferred charges includes other assets and accrued Yankee Atomic costs.
<F2> Preferred stock reflects preferred stock of subsidiaries.  Preferred stock dividends reflect preferred stock dividends of subsidiaries.
<F3> Short-term notes includes commercial paper obligations and notes payable to banks.
<F4> Total common stockholders equity is reflected net of treasury stock at cost.